AMENDMENT NUMBER TWO TO
STOCKHOLDERS AGREEMENT

AMENDMENT NUMBER TWO (this “Amendment”) TO STOCKHOLDERS AGREEMENT, dated as of November 4, 2009, by and among Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and those Stockholders listed on the signature pages hereto (collectively, the “Stockholders”).

W I T N E S S E T H

WHEREAS, the Company and the Stockholders are each a party to the Stockholders Agreement, dated as of November 28, 2005, by and among the Company and the Stockholders (or their predecessors), as amended by that certain Amendment Number One, dated as of July 25, 2006 (as amended, the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement); and

WHEREAS, the Company and the Stockholders have determined to amend the Agreement in accordance with Section 6.8 of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement, without any further action of the Stockholders required, and otherwise agree as follows:

1.     Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) For so long as this Agreement is in effect, the Company and each of the Stockholders shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Company Securities held of record or beneficially owned by such Stockholder) and take all other reasonably necessary action so as to elect to the board of directors of the Company (the “Board”), and to continue in office not more than nine (9) directors which shall include those directors designated by FIG LLC pursuant to Section 3.1(b). The Stockholders shall cause the Company to take all necessary or desirable action within its control to give effect to the provisions of this Section 3.1. The Company shall use its reasonable efforts so that a sufficient number of “independent directors” (as such term is defined in the applicable NYSE listing standards from time to time) are members of the Board in order for the Company to comply with the applicable listing standards of the NYSE without reliance on the “controlled company” exception contemplated thereby.

(b) So long as the Fortress Stockholders and their Permitted Transferees have Beneficial Ownership of:

(i) more than 35% of the Voting Power of the Company, FIG LLC shall be entitled to designate four directors to the Board or, if the Board shall be comprised of eight or nine members, then FIG LLC shall be entitled to designate five directors to the Board,

(ii) less than 35% but more than 25% of the Voting Power of the Company, FIG LLC shall be entitled to designate three directors to the Board,

(iii) less than 25% but more than 10% of the Voting Power of the Company, FIG LLC shall be entitled to designate two directors to the Board, and

(iv) less than 10% but more than 5% of the Voting Power of the Company, FIG LLC shall be entitled to designate one director to the Board.

Each of the Stockholders shall vote or cause to be voted all of the Company Securities held of record or beneficially owned by such Stockholder and take all other reasonably necessary action so as to effect the purpose of this Section 3.1(b).  The Company agrees to include in the slate of nominees recommended by the Board those persons designated by FIG LLC in accordance with the provisions of this Section 3.1(b) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(c) [Reserved]

(d) If FIG LLC notifies the other Stockholders of its desire to remove, with or without cause, any director previously designated by it, each Stockholder shall vote or cause to be voted all of the shares of Company Securities held or record or beneficially owned by such Stockholder and take all other necessary actions to cause the removal of any director designated by FIG LLC, pursuant to this Section 3.1(d).

(e) In the event that any designee of FIG LLC shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board will be filled by an individual designated by FIG LLC, and each of the Stockholders shall vote or cause to be voted all of the Company Securities held of record or beneficially by such Stockholder and take all other reasonably necessary action so as to effect the purpose of this Section 3.1(e).

(f) In the event that at any time the number of directors entitled to be designated by FIG LLC pursuant to Section 3.1(b) decreases, FIG LLC shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term such that the number of designated directors after such resignation(s) equals the number of directors FIG LLC would have been entitled to designate pursuant to Section 3.1(b).  Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board.  Notwithstanding the foregoing, such designees need not resign from the Board at or prior to the end of their designated term if the Nominating and Corporate Governance Committee recommends the nomination of such designee(s) for election at the next meeting.

(g) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who FIG LLC is eligible to designate in accordance with Section 3.1(b), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as soon as practicable by a new designee by FIG LLC.  In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is not designated by FIG LLC in accordance with Section 3.1(b), such vacancy created thereby may be filled by a majority vote of the Board.  Without limiting the provisions of Section 3.1(a), in the event that the size of the Board is expanded to more than nine directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of designees of FIG LLC that corresponds to the requirements of Section 3.1(b).”

2.     Each reference in the Agreement to FIG Advisors or FIG Advisors, LLC is hereby amended to refer to FIG LLC.

3.     Each of the Stockholders hereby reaffirms and ratifies the Agreement as modified hereby and acknowledges that the provisions (or portions thereof) of the Agreement which have not been modified or amended by this Amendment shall remain in full force and effect.

4.     This Amendment and obligations of the Stockholders hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

5.     If any provision of this Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.     This Amendment shall inure to the benefit of and be binding upon the Stockholders and their respective heirs, executors, administrators, legatees, estates, legal representatives, successors and permitted assigns.

7.     This Amendment may be executed in several counterparts and each counterpart so executed shall be deemed an original of this Amendment, binding upon the party who executed the same.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

STOCKHOLDERS:

FABP (GAGACQ) LP
By its General Partner Fortress Fund
MM II LLC

By:	/s/
Name:
Title:

FBIF HOLDINGS LLC

By:	/s/
Name:
Title:

FORT GB HOLDINGS LLC

By:	/s/
Name:
Title:

FORTRESS INVESTMENT FUND IV (FUND A) L.P.
FORTRESS INVESTMENT FUND IV (FUND B) L.P.
FORTRESS INVESTMENT FUND IV (FUND C) L.P.
FORTRESS INVESTMENT FUND IV (FUND D) L.P.
FORTRESS INVESTMENT FUND IV (FUND E) L.P.
FORTRESS INVESTMENT FUND IV (FUND F) L.P.
FORTRESS INVESTMENT FUND IV (FUND G) L.P.
FORTRESS INVESTMENT FUND IV (COINVESTMENT FUND A) L.P.
FORTRESS INVESTMENT FUND IV (COINVESTMENT FUND B) L.P.
FORTRESS INVESTMENT FUND IV (COINVESTMENT FUND C) L.P.
FORTRESS INVESTMENT FUND IV (COINVESTMENT FUND D) L.P.
FORTRESS INVESTMENT FUND IV (COINVESTMENT FUND F) L.P.
FORTRESS INVESTMENT FUND IV (COINVESTMENT FUND G) L.P.
By its General Partner Fortress Fund IV GP L.P.
By its General Partner Fortress Fund IV GP Holdings Ltd.

By:	/s/
Name:
Title:

FORTRESS RIC COINVESTMENT FUND LP
By its General Partner RIC Coinvestment
Fund GP LLC

By:	/s/
Name:
Title:

FRIT HOLDINGS LLC

By:	/s/
Name:
Title:

PRIN HOLDING LLC

By:	/s/
Name:
Title:

PRIN 3N HOLDING LLC

By:	/s/
Name:
Title:

PRIN 2 HOLDING LLC

By:	/s/
Name:
Title:

Drawbridge Special Opportunities Fund Ltd.

By:	/s/
Name:
Title:

Drawbridge Special Opportunities Fund LP

By:	/s/
Name:
Title: